                                                                    EXHIBIT 10.3

                                SONIC SOLUTIONS
                             CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of February 27, 2001, by and between Sonic Solutions, a California corporation ("Sonic") and Daikin Industries, Ltd., a Japanese corporation ("Daikin").

     WHEREAS, Sonic and Daikin have entered into that certain Asset Purchase Agreement dated February 27, 2001 (the "Asset Purchase Agreement"), pursuant to which Daikin has agreed to sell to Sonic, and Sonic has agreed to purchase from Daikin, certain of the assets owned or used in connection with Daikin's DVD related business; and

     WHEREAS, Sonic desires to obtain from Daikin, on the terms and conditions set forth herein, certain consulting services in connection with Sonic's operation of its own DVD business for a limited period of time; and

     WHEREAS, Daikin is willing to provide to Sonic, on the terms and conditions set forth herein, such services;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter recited, the sufficiency of which is hereby acknowledged, Sonic and Daikin agree as follows:

                                   ARTICLE 1
                                  APPOINTMENT

1.1  Appointment. Sonic hereby appoints Daikin as consultant to provide the
     -----------
Services described herein, and Daikin hereby accepts such appointment, all in accordance with the terms and subject to the conditions contained herein.

1.2  Purposes of Engagement. The parties acknowledge that the purpose of the
     ----------------------
engagement of Daikin is to provide certain software consulting and development services related to the Products (as that term is defined in the Asset Purchase Agreement) acquired from Daikin so as to assist Sonic in acquiring the know-how and other expertise associated with those Products and the other assets and rights acquired by Sonic under the Asset Purchase Agreement and the integration of such Products and using such rights with those of Sonic.

1.3  Independent Contractor. In performing its services hereunder, Daikin is
     ----------------------
acting as an independent contractor and nothing in this Agreement should be interpreted or construed or this Agreement be deemed to constitute a partnership or joint venture between the parties or any of the directors, officers, employees or agents of Daikin be considered a partner, servant, employee or agent of Sonic.

1.4  Daikin Authority. Daikin shall have no right or authority, express or
     ----------------
implied, to bind, contract in the name of, commit or otherwise obligate Sonic in any manner whatsoever except to the extent expressly provided for herein or as Sonic may otherwise authorize, in writing.

1.5  Sonic Representative. Daikin shall at all times be entitled to rely and to
     ---------------------
act on the instructions, directions and communications received from the Chief Executive Officer or such other officer or director of Sonic as Sonic may designate in writing from time to time (the Chief Executive Officer and such other person being referred to herein as the "Sonic Representative") as being fully authorized to bind and to act for and on behalf of and in the name of Sonic.

1.6  Daikin's Representative. Sonic shall at all times be entitled to rely and
     -----------------------
to act on the advice, recommendations or communications received from General Manager, Electronics Division of Daikin or such other officer or director of Daikin as Daikin may designate in writing from time to time (such person being referred to herein as the "Daikin Representative") as being fully authorized to bind and to act for and on behalf of and in the name of Daikin.

1.7  Non-Exclusive Services. Sonic acknowledges and agrees that during the term
     ----------------------
of this Agreement or any renewals hereof, Daikin may, either for its own account or in partnership or in conjunction with any other person, firm, syndicate or corporation in any manner whatsoever, carry on or be engaged in or concerned with or advise in the operation of any other business or enterprise, other than as prohibited under the non-competition provisions of the Asset Purchase Agreement.

                                   ARTICLE 2
                                   SERVICES

2.1  Services. Daikin shall, subject to the provisions set out in this Section
     --------
2.1 and the exclusions set out in Section 2.3, provide the Services set out on Exhibit "A" (the "Services") at the request and direction of Sonic. The parties acknowledge that the descriptions provided in Exhibit "A" are based on the present understanding of the anticipated needs and requirements of Sonic and the current expertise and staffing presently available to Daikin. However, the parties acknowledge and agree that even though they will be using commercially reasonable efforts, no assurance can or is given that the Services will be provided in the manner contemplated nor is any assurance given that any specified goals described in the attached Exhibit "A" will be achieved. The parties also acknowledge that Daikin's performance of the Services will be solely by and through the Employees (as defined below) and not by or through any other resources of Daikin. If Sonic directs or requests certain items described in Exhibit "A" to be performed as a priority, then the performance of other items described in such Exhibit "A" may be inhibited. The parties further acknowledge and agree that any material change to the Services to be provided as set out in Exhibit "A" will be subject to agreement of the parties and confirmed in writing.

2.2  Additional Services. In the event Sonic from time to time requests Daikin
     -------------------
to provide additional services that are of a nature not provided for in this Agreement, if Daikin agrees to provide such additional services, it shall be entitled to such additional fees and expenses as Sonic and Daikin may agree.

2.3       Services Excluded. Without limitation, except as otherwise necessary
          -----------------
to perform the Services contemplated in Section 2.1 or as may be requested by Sonic pursuant to Section 2.2 hereof, the services to be provided by Daikin to Sonic shall not include the following:

     (1) responsibility with respect to any clerical, administrative or professional services required by Sonic, including legal, accounting or administrative services; or

     (2) carrying out any instruction or direction from Sonic that, in Daikin's opinion, would be illegal, unlawful or expose Daikin, Sonic or any of their respective directors, officers, agents, subcontractors or employees to an unacceptable level risk of personal injury, loss, damage or liability.

2.4       Daikin's Employees. Sonic acknowledges that the Services to be
          ------------------
provided by Daikin hereunder will be provided by a team of individuals currently employed by Daikin as listed on Exhibit B, and subject to the agreement of Sonic, such additional or replacement employees (the "Employees"). Daikin shall pay and grant to the Employees engaged in performing the Services on its behalf the salaries, wages, bonuses and other benefits required by law or agreed to by Daikin.

2.5       Standard of Care. Daikin shall be responsible for ensuring that all
          ----------------
Work Product and other Services provided under this Agreement are performed in a professional and workmanlike manner.

2.6       Employment Offers. Sonic is expressly permitted to extend offers of
          -----------------
employment at any time to any of the Employees. Daikin shall not oppose or otherwise impede such Employees from accepting employment with Sonic.

2.7       Services and Facilities. Except as provided in Section 2.8, Sonic
          -----------------------
acknowledges that the Services to be provided by the Employees will be provided from Daikin's existing or a comparable facility in Japan. Daikin confirms that it presently has and will allow the Employees the continued use throughout the term of this Agreement, without cost or charge to Sonic, of the equipment, software, computers, office facilities and tools necessary at that facility in order to allow the Employees to perform the technology transfer and sustaining engineering work forming part of the Services contemplated hereunder. To the extent any additional equipment, software, computers or other tools not presently available at Daikin's facility are reasonably necessary to allow the Employees to perform the new development work forming part of the Services contemplated hereunder, such additional equipment, software, computers or other tools shall be provided by Sonic, at Sonic's expense or if Sonic and Daikin agree, Daikin may purchase such equipment, software, computers or other tools, which will be the property of and owned by Sonic upon Daikin being reimbursed by Sonic for the expenses thereof (the "Sonic Equipment") and Sonic may at any time notify Daikin that it wishes to have any of such Sonic Equipment delivered to Sonic provided that Sonic shall be responsible for making all necessary arrangements and paying all necessary expenses for such delivery. At the request of Sonic, Daikin will act reasonably in facilitating such delivery arrangement provided Sonic will reimburse Daikin for any costs so incurred.

2.8       Travel by Employees. At the request of Sonic, Daikin shall make the
          -------------------
Employees available to provide all or some of the Services at a Sonic facility in the United States or elsewhere (provided that Sonic acknowledges that Daikin cannot compel an Employee to do so without their consent and approval), provided Sonic:

     (1) has provided reasonable written notice to Daikin of the intended dates and duration during which the Employee will be working at the Sonic facility;

     (2) makes all arrangements for and pays for all such travel, transportation and accommodation, consistent with such arrangements as Daikin generally provides for its employees, as may be necessary to permit the Employees to travel to and work at Sonic's facility; and

     (3) makes all arrangements required in order to lawfully permit the Employee to travel to and work at such Sonic facility, including making all such arrangements reasonably satisfactory to Daikin and the Employee concerning working visas or satisfying other immigration concerns.

2.9       Sonic Obligations. In order to permit Daikin to provide the Services
          -----------------
contemplated hereunder, Sonic shall ensure that it has adequate and competent staff familiar with the Products and conversant in the Japanese language available to work with the Employees to achieve the purposes set out in Section 1.2.

                                   ARTICLE 3
                                 COMPENSATION

3.1       Consulting Fee. As compensation for the services to be provided by
          --------------
Daikin pursuant to this Agreement, Sonic shall pay to Daikin, in respect of each quarterly calendar period during the term hereof, consulting fees at a rate of
(Yen)20,400,000 per quarter, which fees will be deemed to accrue day to day, and shall be due and payable on August 31, 2001 and in the event the term is extended pursuant to Section 4.2, fees accruing after August 31, 2001 shall be due and payable on the last day of the month in which this Agreement will then terminate.

3.2       Adjustment of Consulting Fees. The parties acknowledge that the
          -----------------------------
consulting fees provided for in Section 3.1 are based on the assumption that the Employees will be available and providing Services continually during the quarterly calendar period on a full time basis. In the event the employment of an Employee is terminated, for whatever reason, or the Employee is otherwise unable or unwilling to provide the Services contemplated hereunder or, after August 31, 2001, Sonic has advised Daikin that it no longer requires the services of an Employee, (each a "Termination of Service Event"), the consulting fees payable under Section 3.1 shall be adjusted proportionately effective as of the date of such Termination of Service Event and Daikin shall be under no obligation nor incur any liability as a result of any reduction in the Services it may thereafter be able to provide hereunder.

3.3       Reimbursement of Expenses. Sonic shall promptly reimburse Daikin, on
          -------------------------
demand, for any expenses incurred by Daikin in the preceding month and in connection with any fees, charges or expenses incurred by Daikin for or on behalf of Sonic under this Agreement.

3.4       Receipts. Daikin shall provide to Sonic, in the same manner as Sonic
          --------
requires under its policies and procedures for reimbursement of the expenses of Sonic's own officers, such vouchers, receipts and other information as may be reasonably requested by Sonic regarding any expenses in respect of which Daikin is requesting reimbursement hereunder.

3.5       Value Added Taxes. Sonic shall be responsible for the payment of any
          -----------------
value added, ad valorem, consumption or goods and services tax required by law in respect of the payments to be made to Daikin under this Agreement. Daikin confirms that as of the date hereof the payments hereunder are not subject to any such taxes in Japan.

3.6       Offset of Payments. All amounts due and payable under this Agreement
          ------------------
may be offset against any other amount owing under that certain Distribution Agreement entered into by the parties and dated February 27, 2001 (the "Distribution Agreement") or other amounts owing by Daikin to Sonic from time to time.

3.7       Unpaid Fees or Expenses. Any amount owing by Sonic hereunder (which
          -----------------------
shall include any costs incurred by Daikin in enforcing payment, including legal or other fees) and remaining unpaid shall bear interest at a rate of 12% per annum from the date on which such payment was due until payment.

                                   ARTICLE 4
                             TERM AND TERMINATION

4.1       Effective Date. This Agreement is effective as of February 27, 2001
          --------------
and will remain in force until August 31, 2001 unless it is earlier terminated pursuant to Section 4.3 or extended pursuant to Section 4.2.

4.2       Extension. Provided Sonic is not in material default of its
          ---------
obligations hereunder (it being acknowledged that a default in making any payment required hereunder will constitute a material default), Sonic may, on the written request of Sonic made not later than thirty (30) days before the expiration of the term, extend the engagement of Daikin under this Agreement on a monthly basis to a date no later than February 28, 2002, subject to the covenants, provisos and agreements as are herein contained.

4.3       Termination. This Agreement may be terminated prior to the expiry of
          -----------
the term, or any extension of the term:

     (1) after August 31, 2001, by Sonic giving Daikin written notice of termination at least thirty (30) days prior to the termination date set forth in such notice;

     (2) by either of Daikin or Sonic giving written notice to the other in the event the other is in material default in the performance or observance of any of its terms, covenants, conditions or obligations contained in this Agreement and fails to cure such default within thirty (30) days of written notice thereof or, if such default is not capable of being cured within such period, fails to commence in good faith, rectification of such default forthwith upon receiving written notice thereof, continues to diligently pursue and rectifies such default within thirty (30) days thereafter;

     (3) upon there being no remaining Employees in the employ of Daikin and available to provide Services as contemplated herein; and

     (4)  by mutual agreement of the parties,

and upon such termination Daikin shall have no further obligation to provide any Services to Sonic hereunder.

4.4       Compensation of Daikin on Termination. Upon termination of this
          -------------------------------------
Agreement pursuant to Section 4.3 Daikin shall be entitled to immediately receive all sums due and payable under this Agreement to the date of such termination.

4.5       Liabilities and Obligations Surviving Termination. Notwithstanding the
          -------------------------------------------------
termination of this Agreement, the liabilities and obligations set out in Sections 5.1, and Articles 6 and 7 shall survive and continue in full force and effect.

                                   ARTICLE 5
                                 WORK PRODUCT

5.1       Confidentiality. Daikin acknowledges that Confidential Information (as
          ---------------
defined in Section 5.4 of this Agreement) is of great value to Sonic. Daikin shall maintain in confidence any Confidential Information that it receives or becomes apprised of as the direct or indirect result of this Agreement and shall refrain from using this Confidential Information or from disclosing same to any third person including any agent, affiliate, consultant, or subcontractor except as required to fulfill the purposes of this Agreement. This obligation shall not apply to the extent that Daikin can establish that the Confidential Information:

     (1) is or becomes generally known to the public through no fault of Daikin;

     (2) is known to Daikin before the date of its becoming aware of the Confidential Information through its performance of the Services, as evidenced by the written records of Daikin;

     (3) is disclosed, lawfully and not in breach of any contractual or other legal obligation, by a third person;

     (4) is required by law to be disclosed provided that notice of this requirement is delivered to Sonic so that it may contest this potential disclosure.

Except as required to fulfill the purposes of this Agreement, Daikin shall not directly or indirectly cause or permit any Confidential Information to be copied or otherwise reproduced. Any such copy shall be marked as confidential and proprietary to Sonic. Nothing in this Agreement shall confer upon Daikin any right, title, interest or license in any Confidential Information except as expressly stated in this Agreement.

Upon the expiration or termination of this Agreement, Daikin agrees to deliver to Sonic all documents, papers, drawings, tabulations, reports and similar documentation which are furnished by Sonic to Daikin or which were prepared by Daikin in performance of the Services. Upon the expiration or termination of this Agreement, Daikin agrees to make no further use or utilization of any Confidential Information.

5.2       Work Product and Original Works of Authorship. All Work Product (as
          ---------------------------------------------
defined in Section 5.4 of this Agreement) and all original works of authorship (including without limitation, computer code and the documentation and notes related thereto) made or conceived by Daikin in the course of performing the Services for Sonic during the term of this Agreement shall be considered works-made-for-hire and shall become and remain the sole and exclusive property of Sonic. To the extent that such Work Product and original works of authorship are not considered works-made-for-hire, Daikin hereby transfers and assigns to Sonic all right, title and interest in and to the same, whether or not patent or copyright applications are filed thereon. Daikin shall promptly notify Sonic in writing of all Work Product and original works of authorship so conceived or made by Daikin. Daikin agrees to execute such further documents and to perform such further acts, at Sonic's expense, as may be necessary to perfect the foregoing assignment and to protect Sonic's rights in the Work Product. In the event Daikin fails or refuses to execute such documents, Daikin hereby appoints Sonic as Daikin's attorney-in-fact (this appointment to be irrevocable and a power coupled with an interest) to act on Daikin's behalf and to execute such documents.

5.3       Moral Rights. Daikin also hereby irrevocably transfers and assigns to
          ------------
Sonic, and waives and agrees never to assert, any and all "Moral Rights" (as defined in Section 5.4) Daikin may have in or with respect to any Work Product, even after termination of Daikin's work on behalf of Sonic.

5.4       Definitions. As used in this Agreement:
          -----------

     (1) "Confidential Information" means information of Sonic or any person or business entity directly or indirectly controlled by or controlling Sonic, or in which any of the aforesaid have at least a 50% interest, which information is or has been disclosed to Daikin or known to Daikin as a consequence of or through the performance of Services for Sonic, whether or not related to his duties for Sonic, including, but not limited to, information relating to Work Product, original works of authorship, disclosures, processes, systems, methods, formulas, trade secrets, procedures, concepts, algorithms, software, compositions, techniques, drawings, specifications, models, data, source code, object code, documentation, diagrams, flow charts, research procedures, copyrights, copyright applications, trademarks, trademark applications, devices, machinery, materials, cost of production, contract forms, prices, pricing policies, volume of sales, promotional methods, identity or information about customers or suppliers, marketing techniques or other information of a similar nature. Information shall be considered to be Confidential Information if identifies as such or would generally be considered confidential in the DVD trade generally, even though such information may have been disclosed to one or more third parties pursuant to any written distribution, joint research or other agreements entered into by Sonic under which such information is similarly to be considered Confidential Information.

     (2) "Work Product" means all deliverables, inventions, innovations, improvements, or other works of authorship Daikin, through the Employees, may conceive or develop in the course of performing the Services for Sonic, or as a result of that work, whether or not they are eligible for patent, copyright, trademark, trade secret, or other legal protection and which relate to the Services.

     (3) "Moral Rights" means any rights to claim authorship of Work Product, to object to or prevent any modification of any Work Product, to withdraw from circulation or control the publication or distribution of any Work Product, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is called or generally referred to as a "moral right."

                                   ARTICLE 6
                          WARRANTIES AND INDEMNITIES

6.1       Provision of Intellectual Property by Employees. Other than with
          -----------------------------------------------
respect to any information or other intellectual property provided by Sonic to Daikin, Daikin shall ensure that all Work Product provided by Daikin hereunder is not known to it to be a trade secret or other non-public proprietary technical or business information which would violate or infringe the legal rights of any third party. Daikin shall not use any third party Intellectual Property in connection with the Work Product unless it has first notified Sonic of its intention to do so, in writing, and has obtained the prior written consent of Sonic.

6.2       Indemnity by Daikin for Injury or Loss. Daikin shall indemnify Sonic
          --------------------------------------
and hold Sonic harmless from any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses, including attorneys' fees arising from the death or injury of any person or persons or from the damage or destruction of any physical property or properties (a "Claim") which is directly attributable to, resulted from or arose as a result of the breach by Daikin of this Agreement, provided that Daikin shall have no obligation to indemnify Sonic for any Claim which is attributable to, resulted from or arose as a result of an action, omission or service performed by Daikin or its employees at the request or direction of Sonic.

6.3       Daikin Indemnity for Infringement. Daikin shall defend, indemnify and
          ---------------------------------
shall hold Sonic harmless, at its expense, from any proceeding brought against Sonic for any patent infringement (if intentional or grossly negligent) copyright or trade secret infringement or unfair competition violation, or any and all other claims arising out of the assignment of or use by Sonic of the Work Product, and any other information furnished by or created by Daikin in performing Services pursuant to this Agreement in breach of Section 6.1 hereof, provided, however, that Daikin shall have no duty to indemnify Sonic for claims relating to third-party intellectual property if Daikin has made Sonic aware of and obtained its consent to the use of such third party rights pursuant to
Section 6.1 or if such claim is attributable to, resulted from, or arose as a result of any action or service performed by Daikin or its employees at the request or direction of Sonic. Daikin's agreement to defend and its obligation to indemnify Sonic under this Section 6.3 shall extend to all damages including indirect and punitive damages awarded in any such proceedings, as well as reasonable attorneys' fees, providing that Sonic will provide reasonable information and assistance to Daikin at Daikin's expense in defense of such claim.

6.4  Provision of Intellectual Property by Sonic. Sonic shall ensure that all
     -------------------------------------------
information or other intellectual property provided to Daikin in connection with the Services is not know to it to be a trade secret or other non-public proprietary technical or business information which would violate or infringe the legal rights of any third party. Sonic shall not direct Daikin to use any third party intellectual property in connection with the Services to be provided hereunder without the prior written consent of the person which legally holds or enjoys the rights hereto.

6.5  Indemnity by Sonic for Injury or Loss. Sonic shall indemnify Daikin and
     -------------------------------------
hold Daikin harmless from any and all Claim which is directly attributable to, resulted from, or arose as a result of any breach by Sonic of this Agreement or any request or direction of Sonic hereunder.

6.6  Sonic Indemnity for Infringement. Sonic shall defend, indemnify and shall
     --------------------------------
hold Daikin harmless, at its expense, from any proceeding brought against Daikin for any patent infringement (if intentional or grossly negligent), copyright or trade secret infringement or unfair competition violation, or any and all other claims which is attributable to, resulted from or arise as a result of: (i) the Services to be provided by Daikin at the request or direction of Sonic pursuant to this Agreement, (ii) the use of any third party intellectual property in connection with the Work Product, where Sonic has provided consent pursuant to
Section 6.1 to such use, or (iii) any information or other intellectual property provided by Sonic in breach of Section 6.4 hereof. Sonic's agreement to defend and its obligation to indemnify Daikin extends to all damages including indirect and punitive damages awarded in any such proceedings, as well as reasonable attorneys' fees, providing that Daikin will provide reasonable information and assistance to Sonic at Sonic's expense in defense of such claim.

                                   ARTICLE 7
                                    GENERAL

7.1  Assignment. Neither party may assign its rights or obligations under this
     ----------
Agreement or any interest herein, nor delegate any obligation hereunder without the prior written consent of the other provided however that Sonic may assign its rights hereunder in connection with the merger or consolidation of Sonic with, or the sale of all or substantially all of its assets to, another entity.

7.2  Expenses. Except as otherwise expressly provided herein, each party will
     --------
pay its own costs and expenses, including legal and accounting expenses, related to the transactions provided for herein, irrespective of when incurred.

7.3  Governing Law. This Agreement shall be governed by and construed in
     -------------
accordance with the laws of the State of California applicable to contracts made between California residents and wholly to be performed in California. The parties hereby waive trial by jury in connection with any action or suit under this Agreement or otherwise arising from the relationship between the parties hereto.

7.4       Headings. The headings in this Agreement are intended principally for
          --------
convenience and shall not, by themselves, determine the rights and obligations of the parties to this Agreement.

7.5       Notices. All notices, requests, demands, and other communications
          -------
required by, or made in connection with, this Agreement or the transactions contemplated by this Agreement, shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered in person, or five days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

          If to Sonic:  Sonic Solutions
                        101 Rowland Way
                        Novato, California 94945
                        Attn:  President

          with a copy (which shall not constitute notice) to:

                        Heller Ehrman White & McAuliffe LLP
                        2500 Sand Hill Road, Suite 100
                        Menlo Park, California 94025
                        Attn:  Kyle Guse

          If to Daikin: The address listed on the signature page hereto.

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 7.5.

7.6       Severability. If any provision of this Agreement is held to be
          ------------
unenforceable for any reason, such provision shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the maximum extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

7.7       Waiver. The waiver of any term or condition contained in this
          ------
Agreement by any party to this Agreement shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.

7.8       Entire Agreement. This Agreement and the Asset Purchase Agreement
          ----------------
(including the Exhibits and Schedules thereto) constitute and contain the entire agreement of the parties and supersede any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof which shall be superseded and replaced in its entirety by this Agreement. This Agreement may only be amended by written instrument signed by the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              SONIC SOLUTIONS

                              By:  /s/ Clay Leighton
                                  ------------------------------------------

                              Name:  A. Clay Leighton
                                    ----------------------------------------

                              Title: Chief Financial Officer
                                     ---------------------------------------

                              DAIKIN INDUSTRIES, LTD.

                              By: /s/ Kiyoshi Nakajima
                                  ------------------------------------------

                              Name:  Kiyoshi Nakajima
                                    ----------------------------------------

                              Title:  General Manager - Electronics Division
                                     ---------------------------------------

                              Address:
                              Tokyo Opera City Building
                              Electronics Division
                              20-2, 3-chomp, Nishi-Shinjuju
                              Shinjuku-ku, Tokyo 163-14
                              Japan

                              Attn:  General Manager, Electronics Division